Gibraltar’s Acquisition Provides Entry Into High-Growth Solar Racking Market
Gibraltar Leverages Expertise in Structural Metals Manufacturing and Materials Sourcing to Capture Global Demand for Solar Racking Solutions
First Step in Transforming Gibraltar for Faster, More Profitable Growth
Deal Expected to be Immediately Accretive to non-GAAP Adjusted EPS
Buffalo, NY, June 10, 2015 – Gibraltar Industries (NASDAQ: ROCK), a leading manufacturer and distributor of products for residential and industrial markets, announced today that it has acquired all of the outstanding shares of privately held RBI Solar, Inc., Rough Brothers Manufacturing Inc., and affiliates (collectively “RBI”) for $130 million, subject to adjustments, in a transaction that will enable the Company to leverage its expertise in structural metals manufacturing and materials sourcing to meet fast-growing global demand for solar racking solutions. The Company also announced that it anticipates its second-quarter 2015 financial results will be in line with its previous expectations.
Capitalizing on its 80 years of design-build experience and leadership as the largest greenhouse manufacturer in North America, Ohio-based RBI has established itself during the past five years as North America’s fastest-growing provider of photovoltaic (PV) solar racking solutions. The global market for PV solar racking is estimated at $9.3 billion annually and is forecasted to grow at a 14% CAGR in the next four years, with the North American market estimated at $1.2 billion and forecasted to grow 9.8% annually over the next four years, according to Wolf Research LLC. RBI’s revenues were $164 million in 2014, two-thirds from sales of solar racking solutions.
“Acquiring RBI is an important step in the transformation of Gibraltar into a company with a higher rate of growth and best-in-class financial metrics,” said Gibraltar Chief Executive Officer Frank Heard. “This acquisition directly aligns with key end markets and product platforms that we have strategically vetted and previously communicated to investors. Renewable energy, and solar racking in particular, is one of these markets, and a key opportunity for global business expansion. Adding RBI not only accelerates our entry into this attractive and fast-growing sector, but also broadens our portfolio of products serving critical infrastructure markets around the world. RBI is a leading provider of rooftop racking solutions and ballasted ground mount systems in Europe, is an early entrant in the large and fast growing Japanese PV solar racking market, and has plans to expand in South America and the Middle East, leveraging its existing operations in Europe, China, and the United States.

“In addition to acquisitions, our four-pillar value creation strategy focuses on driving transformational versus incremental change through operational improvement, product innovation and portfolio management, and this transaction brings the potential for exciting synergies in each of these three areas,” Heard said. “RBI will provide us with a new array of component products adjacent to Gibraltar’s core business, while also enabling us to leverage our global sourcing network and experience in manufacturing and taking them to market. RBI’s leadership and 300 employees are highly regarded for innovation and delivering high-quality and superior customer service, as well as their ability to generate profitable growth in a rapidly expanding and evolving sector. We look forward to their joining Gibraltar and helping us to achieve our best-in-class performance goals.”
“Becoming part of Gibraltar will enable us to achieve our strategic growth objectives faster than we could on our own,” said RBI President Richard Reilly. “Our product portfolios and the end markets we serve are truly complementary to Gibraltar’s strategic direction, and Gibraltar’s core strengths align very well with ours, both operationally and culturally. Along with our executive group and the entire RBI team, I look forward to playing a key role in Gibraltar’s strategic transformation and profitable growth in the years ahead.”
Gibraltar estimates the acquisition will benefit its second-half 2015 financial performance, adding incremental revenues of $115 million to $120 million and $0.17 to $0.21 to non-GAAP adjusted earnings per diluted share excluding non-cash amortization, purchase accounting and transaction expenses. The Company financed the transaction with available cash and proceeds from its revolving credit facility.
Gibraltar will host a conference call to discuss the transaction today starting at 10:00 a.m. ET. Interested parties may access the call by dialing 877-407-5790 or 201-689-8328. A webcast of the call also can be accessed live on the Events and Presentations section of the Company’s website. A webcast replay of the conference call will be available on the Gibraltar website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the industrial, infrastructure and residential markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, England and Germany. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
This press release contains “forward-looking statements” relating to the acquisition of RBI by Gibraltar.  All statements other than historical facts included in this press release, including, but not limited to the expected benefits of the transaction, the expected accretion to earnings resulting from the transaction, and any assumptions underlying any of the foregoing, are forward-looking statements.  These statements are based on current expectations of future events and are subject to a number of risk factors, uncertainties, and assumptions. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from Gibraltar’s expectations and projections.  Risks and uncertainties include, among other things, the integration of RBI’s business into Gibraltar is not as successful as expected; the failure of Gibraltar to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside Gibraltar’s control; transaction costs; the outcome of actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Gibraltar’s periodic reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.  Gibraltar expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.
Non-GAAP Financial Data
This press release references adjusted diluted earnings per share which is a financial measure that is not prepared in conformity with accounting principles generally accepted in the United States. We refer to such a measure as a non-GAAP financial measure. Adjusted diluted earnings per share excludes acquisition-related and integration-related items, including transaction costs, amortization of certain intangible assets, inventory step-up recorded as part of the acquisition, and the tax-effect of the pre-tax adjustments above at applicable rates and certain other tax items.
Our presentation of non-GAAP earnings per share margin may be different from non-GAAP financial measures presented by other companies.  We believe that our presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for future core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods.  Management uses non-GAAP financial measures to prepare operating budgets and forecasts and to measure performance against those budgets and forecasts on a corporate and segment level.  Gibraltar also uses non-GAAP financial measures for evaluating management performance for compensation purposes.  We have not provided a quantitative reconciliation of projected adjusted earnings per diluted share because not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts.  This is due primarily to variability and difficulty in making accurate detailed forecasts and projections.  Accordingly, we do not believe that reconciling information for such projected figures would be meaningful. Further, non-GAAP financial measures should not be viewed as a substitute for our GAAP results.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

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